EXHIBIT (11.1)
Page 1 of 4

                     Southwest Airlines Co.
                Computation of Earnings Per Share
          For the Three Months Ended September 30, 1996

                                                              Fully
                                            Primary           Diluted
Weighted average shares outstanding          144,928,794      144,928,794

Shares issuable upon exercise of
     outstanding stock options
     (treasury stock method)                   5,879,425        5,878,891

Weighted average common and common
     equivalent shares                       150,808,219      150,807,685


Earnings for per share computations          $60,858,000      $60,858,000

Earnings per common and common
     equivalent share                              $0.40            $0.40


EXHIBIT (11.1)
Page 2 of 4


                     Southwest Airlines Co.
                Computation of Earnings Per Share
          For the Three Months Ended September 30, 1995

                                                                  Fully
                                             Primary             Diluted
Weighted average shares outstanding          143,791,540          143,791,540

Shares issuable upon exercise of
     outstanding stock options
     (treasury stock method)                   7,855,352            7,856,359

Weighted average common and common
     equivalent shares                       151,646,892          151,647,899


Earnings for per share computations          $67,717,000          $67,717,000

Earnings per common and common
     equivalent share                              $0.45                $0.45


EXHIBIT (11.1)
Page 3 of 4


                              Southwest Airlines Co.
                        Computation of Earnings Per Share
                   For the Nine Months Ended September 30, 1996


                                                                   Fully
                                                     Primary       Diluted
Equivalent shares outstanding at March 31, 1996      152,402,780   153,449,020

Equivalent shares outstanding at June 30, 1996       153,675,411   153,675,437

Equivalent shares outstanding at September 30, 1996  150,808,219   150,807,685

                                                     456,886,410   457,932,142

Average number of equivalent shares outstanding      152,295,470   152,644,047


Earnings for per share computations                 $179,177,000  $179,177,000

Earnings per common and common equivalent share            $1.18         $1.17


EXHIBIT (11.1)
Page 4 of 4


                               Southwest Airlines Co.
                        Computation of Earnings Per Share
                   For the Nine Months Ended September 30, 1995


                                                                   Fully
                                                     Primary       Diluted
Equivalent shares outstanding at March 31, 1995      146,532,231   146,532,231

Equivalent shares outstanding at June 30, 1995       147,347,541   147,466,666

Equivalent shares outstanding at September 30, 1995  151,646,892   151,647,899

                                                     445,526,664   445,646,796

Average number of equivalent shares outstanding      148,508,888   148,548,932

Earnings for per share computations                 $139,267,000  $139,267,000

Earnings per common and common equivalent share            $0.94         $0.94
